Exhibit 10.1

Second Amendment to the

2006 Stock Incentive Plan for Key Employees of HCA Holdings, Inc. and its Affiliates,

as amended and restated

Effective as of February 1, 2013

WHEREAS, HCA Holdings, Inc. (the “Company”) has previously adopted the 2006 Stock Incentive Plan for Key Employees of HCA Holdings Inc. and its Affiliates, as amended and restated (the “Plan”); and

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that it would be advisable and in the best interests of the Company and its stockholders to amend the Plan as provided below to allow the Compensation Committee (the “Committee”) of the Board to delegate to the Chief Executive Officer of the Company the authority to make grants to certain participants in the Plan subject to the terms and limitations of the Plan and such conditions and limitations as the Committee shall prescribe;

NOW, THEREFORE, the Plan is hereby amended as follows, effective as of the date first written above:

1. Section 3(a) of the Plan is hereby amended by deleting the last sentence of such section in its entirety and inserting the following in lieu thereof:

“The Committee may, by resolution, delegate to the Chief Executive Officer of the Company its duties under the Plan, subject to applicable law, the terms and limitations of the Plan, and such conditions and limitations as the Committee shall prescribe, including the authority, within specified parameters, to (i) designate Employees to be recipients of Grants (excluding Grants in the form of an award of Shares or restricted Shares) under the Plan, and (ii) to determine the number of such Grants (excluding Grants in the form of an award of Shares or restricted Shares) to be received by any such Participants; provided, however, that such delegation of duties and responsibilities to an officer of the Company may not be made with respect to Grants to eligible participants (a) who are subject to Section 16(a) of the Exchange Act at the time of grant, or (b) who are at the time of grant, or are anticipated to be become during the term of the Grants, “covered employees” as defined in Section 162(m)(3) of the Code.”

2. All other provisions of the Plan and the Grant Agreements shall remain in full force and effect, except to the extent modified by the foregoing.